UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020

Venator Materials PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38176	98-1373159
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Titanium House, Hanzard Drive, Wynyard Park,

Stockton-On-Tees, TS22 5FD, United Kingdom

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: +44 (0) 1740 608 001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Shares, par value $0.001 per share	VNTR	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

On May 22, 2020 Venator Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (“Venator Finance”), and Venator Materials LLC, a Delaware limited liability company (together with Venator Finance, the “Issuers”), each a wholly owned subsidiary of Venator Materials PLC (the “Company”), closed its previously announced offering (the “Notes Offering”) of $225.0 million aggregate principal amount of 9.500% senior secured notes due 2025 (the “Notes”). The Notes were issued under the Indenture, dated as of May 22, 2020, by and among the Issuers, the guarantors named therein and Wilmington Trust, National Association, as trustee and as notes collateral agent (the “Indenture”).

The Notes are guaranteed on a senior secured basis by the Company and each of the Company’s restricted subsidiaries (other than the Issuers and certain other excluded subsidiaries) that is a guarantor under the Company’s term loan credit facility (the “Term Loan Facility”). In the future, the Notes will also be guaranteed on a senior secured basis by each of the Company’s restricted subsidiaries (other than the Issuers and certain other excluded subsidiaries) that is a guarantor under the Company’s asset-based revolving facility (the “ABL Facility”). The Notes are secured on a first-priority basis by liens on all of the assets that secure the Term Loan Facility on a first-priority basis and will be secured on a second-priority basis in all inventory, accounts receivable, deposit accounts, securities accounts, certain related assets and other current assets that secure the ABL Facility on a first-priority basis and the Term Loan Facility on a second-priority basis, in each case, other than certain excluded assets.

Interest and Maturity

The Notes will mature on July 1, 2025. The Notes bear interest at the rate of 9.500% per annum, payable in cash semi-annually in arrears on each January 1 and July 1, commencing January 1, 2021.

Optional Redemption

At any time prior to July 1, 2022, the Issuers may, on any one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 109.500% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, provided that at least 60% of the aggregate principal amount issued under the Indenture remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.

At any time prior to July 1, 2022, the Issuers may, at any time or from time to time, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption.

On and after July 1, 2022, the Issuers may redeem the Notes, in whole or in part, at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption:

YEAR	PERCENTAGE
2022	107.125%
2023	103.563%
2024 and thereafter	100.000%

Change of Control and Asset Sales

If the Issuers experience certain defined changes of control, each holder of Notes may require the Issuers to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus any accrued but unpaid interest to the date of repurchase. In addition, if the Issuers make certain asset sales and do not reinvest the proceeds thereof or use such proceeds to repay certain debt, they will be required to use the proceeds of such asset sales to make an offer to purchase the Notes at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest.

Certain Covenants

The Indenture contains covenants that, among other things and subject to certain exceptions and qualifications, limit the Company’s ability and the ability of the Company’s restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain types of stock; (ii) pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from their subsidiaries to them; (vii) consolidate, merge or transfer all or substantially all of their assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.

Events of Default

Upon an Event of Default (as defined in the Indenture), the trustee or the holders of at least 25% of the aggregate principal amount of then outstanding Notes may declare the Notes immediately due and payable, except that a default resulting from certain events of bankruptcy or insolvency with respect to the Company, the Issuers, any restricted subsidiary of Company that is a significant subsidiary or any group of restricted subsidiaries that, taken together, would constitute a significant subsidiary, will automatically cause all outstanding Notes to become due and payable.

The foregoing description of the Indenture is qualified in its entirety by reference to the Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure.

On May 22, 2020, the Company issued a press release announcing the closing of the Notes Offering.

A copy of the press release is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description of Exhibits
4.1	Indenture, dated as of May 22, 2020, by and among Venator Finance S.à r.l, Venator Materials LLC, the guarantors party thereto and Wilmington Trust, National Association, as trustee and notes collateral agent.
99.1	Press Release, dated May 22, 2020, regarding the closing of the Notes Offering.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENATOR MATERIALS PLC

/s/ SEAN PETTEY
Assistant Secretary

Dated: May 22, 2020